Exhibit 99

Investor Contact:	Kenneth R. Bowling	Media Contact:	Teresa A. Huffman
	Chief Financial Officer		Senior Vice President, Human Resources
	336-881-5630		336-889-5161

CULP ANNOUNCES RESULTS AND STRENGTHENED LIQUIDITY

FOR FIRST QUARTER FISCAL 2021, ANNOUNCES QUARTERLY DIVIDEND

HIGH POINT, N.C. (September 2, 2020) ─ Culp, Inc. (NYSE: CULP) today reported financial and operating results for the first quarter ended August 2, 2020, which were materially affected by the coronavirus (“COVID-19”) pandemic.  Additionally, the first quarter of fiscal 2021 included 13 weeks compared with 14 weeks for the first quarter of fiscal 2020.

Fiscal 2021 First Quarter Financial Summary(1)

▪

Net sales were $64.5 million, down 8.8 percent over the prior-year period, with mattress fabric sales down 7.1 percent and upholstery fabric sales down 11.0 percent compared with the first quarter of last year.

▪	Pre-tax income from continuing operations was $1.5 million, compared with pre-tax income from continuing operations of $3.5 million for the prior-year period.

▪

Net loss from continuing operations was $(2.7) million, or $(0.22) per diluted share, compared with net income from continuing operations of $1.8 million, or $0.14 per diluted share, for the prior-year period.

▪

Adjusted net income from continuing operations (non-GAAP) was $1.0 million, or $0.08 per diluted share(2).  Adjusted net income from continuing operations for the prior-year period was $2.0 million, or $0.16 per diluted share(3). (See reconciliation table on page 11.)

▪

The company’s financial position reflected total cash and investments of $47.4 million and no outstanding borrowings as of August 2, 2020.  This compares with a net cash position of $38.7 million as of the end of the fourth quarter of fiscal 2020. (See summary of cash and investments table on page 7.)

▪

Cash flow from operations and free cash flow were $10.6 million and $10.0 million, respectively, compared with cash flow from operations and free cash flow of $2.0 million and $1.0 million, respectively, for the prior-year period.  (See reconciliation table on page 9.)

▪	The company announced a quarterly cash dividend of 10.5 cents per share, payable in October.

(1)

During the fourth quarter of fiscal 2020, the company sold its majority ownership interest in eLuxury, LLC, resulting in the elimination of its home accessories segment.  Accordingly, the financial results for this segment are excluded from the reported financial performance of the company’s continuing operations and are presented as a discontinued operation in the company’s consolidated financial statements.

(2)

This excludes a $3.7 million net income tax charge, which consists of a $7.2 million non-cash income tax charge to record a full valuation allowance against the company’s U.S. net deferred income tax assets, partially offset by a $3.5 million non-cash income tax benefit resulting from the re-establishing of certain U.S. Federal net operating loss carryforwards in connection with the U.S. Treasury regulations enacted during the first quarter of fiscal 2021 regarding the Global Intangible Low Taxed Income (“GILTI”) tax provisions of the Tax Cuts and Jobs Act of 2017.

(3)	This excludes a $229,000 income tax charge, which represents the company’s estimated GILTI tax incurred through the first quarter of fiscal 2020.

CULP Announces Results and Strengthened Liquidity for First Quarter Fiscal 2021

September 2, 2020

Financial Outlook

▪	Due to the continued economic impact of the COVID-19 pandemic and the lack of visibility as to its duration, the company is providing only limited financial guidance for fiscal 2021 at this time.

▪

Although subject to unforeseen changes that may arise as the pandemic and its economic impact continue to unfold, the company is encouraged by improving business conditions.  The company expects sales and operating income for the second quarter of fiscal 2021 to be materially improved as compared to the first quarter, but not reaching the performance achieved in the second quarter of last year, which was an especially strong quarter for the upholstery fabrics segment.

Commenting on the results, Iv Culp, president and chief executive officer of Culp, Inc., said, “As we continue to navigate our way through these uncertain times, we remain focused on the health and safety of our employees, customers, suppliers, and the communities that we serve.  I am incredibly thankful for our team’s hard work, agility, and commitment to safety, and I am proud of our leadership team for adapting and effectively managing through this challenging environment.

“We are pleased that both our mattress fabrics and upholstery fabrics segments saw better-than-expected increases in orders and shipments during the quarter, particularly during the last eight weeks.  We are especially pleased with the substantial sequential improvement compared with the end of the fourth quarter, going from a significant pre-tax loss to profitability.  We believe these trends are primarily being driven by a surge in consumer focus on the home environment and overall comfort, leading to an increased proportion of discretionary spending moving to home furnishings.

“Although the ongoing impact and duration of the COVID-19 pandemic remain unknown, we are cautiously optimistic, based on current demand trends, that business will continue its solid return in the second quarter of fiscal 2021.  We are confident that our product-driven strategy, strong management team, and solid financial position will enable us to overcome the near-term headwinds and capture market share as we continue to demonstrate the resilience and strategic advantage of our global platform and stable supply chain.  Our balance sheet remains strong, as evidenced by our significantly improved liquidity as compared to pre-pandemic levels at the end of the fiscal 2020 third quarter.  We are also pleased to have maintained our quarterly dividend throughout this period of disruption, and we are excited about the continued sequential improvement in our business we expect for the second quarter of fiscal 2021,” added Culp.

Segment Update

Mattress Fabrics Segment

Sales for this segment were $36.1 million for the first quarter, down 7.1 percent compared with sales of $38.9 million in the first quarter of fiscal 2020, which included an extra week.  Excluding this extra week, sales for the first quarter of fiscal 2021 were comparable (based on average sales per week) to sales for the first quarter of fiscal 2020.

Sandy Brown, president of Culp’s mattress fabrics division, stated, “While our mattress fabrics sales and operating performance for the first quarter of fiscal 2021 were affected by the ongoing disruption from the COVID-19 pandemic, we were pleased with the solid improvement during the quarter as business conditions began to normalize. The beginning of the quarter was materially affected by the virus, but we experienced a greater than anticipated increase in demand beginning in mid-May as government restrictions were lifted and customers and retail stores resumed operations.  This increase continued throughout the quarter across all product offerings, including our CLASS mattress cover business, approximating pre-pandemic levels at quarter end.  We returned all our previously furloughed workers and rapidly expanded our production schedules to meet this growing demand.  As a result, sales increased by approximately 60 percent from the fourth quarter of fiscal 2020 to the first quarter of fiscal 2021.

“While we were energized by the sequential growth in sales and improving business conditions for the quarter, our operating performance was negatively affected by manufacturing inefficiencies associated with the dramatic ramp up in operations, as well as significant inventory reductions.  Despite

CULP Announces Results and Strengthened Liquidity for First Quarter Fiscal 2021

September 2, 2020

these challenges, we believe business conditions are stabilizing and will result in improved profitability going forward, barring additional disruption related to the pandemic.  To support our future growth plan, we are investing in additional equipment to expand our capacity in North America.  We believe the strength and flexibility of our global manufacturing and sourcing operations in the U.S., Canada, Haiti, Asia, and Turkey have us well positioned to execute our strategy and support the current environment surrounding the changing demands of our customers,” added Brown.

Upholstery Fabrics Segment

Sales for this segment were $28.4 million for the first quarter, down 11.0 percent compared with sales of $31.9 million in the first quarter of fiscal 2020, which included an extra week.  Excluding this extra week, sales for the first quarter of fiscal 2021 were down approximately 4.0 percent (based on average sales per week) compared with the first quarter of fiscal 2020.

“The unprecedented disruption from the COVID-19 pandemic continued to affect our sales and operating results for the first quarter of fiscal 2021,” said Boyd Chumbley, president of Culp’s upholstery fabrics division.  “We began the quarter slowly, with a gradual increase in orders and shipments beginning in mid-May as customers and retail stores started to reopen, followed by a swift upturn during the month of June and further acceleration to end the quarter.  We returned all our previously furloughed workers to meet this rapid increase in demand, and our strong platform in Asia, including our cut and sew capabilities in Vietnam and our stable supply chain, has allowed us to respond quickly and meet the needs of our customers.

“We were pleased with the improvement throughout the quarter as demand increased in most of our businesses, including our residential upholstery business which features our popular lines of Livesmart® and LiveSmart Evolve™ performance fabrics, as well as the Read Window Products portion of our hospitality business. We have benefited from our ability to continue representing our products for customers through our innovative virtual showcase presentations, and our strong product placements with customers prior to the COVID-19 outbreak have also advanced our recovery as business conditions improve,” added Chumbley.

Balance Sheet

“As the ongoing impact of the COVID-19 pandemic remains uncertain, maintaining a strong financial position remains one of Culp’s top priorities for fiscal 2021,” added Ken Bowling, executive vice president and chief financial officer of Culp, Inc.  “As of August 2, 2020, we reported $47.4 million in total cash and investments and no outstanding borrowings, up from our $38.7 million net cash position as of the end of the fourth quarter of fiscal 2020.  During the first quarter, we incurred $500,000 in capital expenditures and spent $1.3 million on regular dividends.  We also generated cash flow from operations of $10.6 million and free cash flow from operations of $10.0 million for the quarter, compared with cash flow from operations of $2.0 million and free cash flow of 1.0 million for the prior-year period.  (See reconciliation table on page 9.)

Dividends and Share Repurchases

The company announced that its Board of Directors has approved the payment of the company’s quarterly cash dividend of 10.5 cents per share.  The dividend is to be paid on or about October 15, 2020, to shareholders of record as of October 8, 2020.  Importantly, the company has maintained and increased its annual dividend for eight consecutive fiscal years.  The Board will continue to evaluate the appropriateness of the current dividend rate considering economic conditions and the company’s performance in upcoming quarters.

The company did not repurchase any shares during the first quarter of fiscal 2021, leaving $5.0 million available under the $5.0 million share repurchase program approved by the Board in March 2020.  As previously disclosed, the company has temporarily suspended its share repurchases given the economic uncertainty related to COVID-19.

CULP Announces Results and Strengthened Liquidity for First Quarter Fiscal 2021

September 2, 2020

About the Company

Culp, Inc. is one of the world's largest marketers of mattress fabrics for bedding and upholstery fabrics for residential and commercial furniture.  The company markets a variety of fabrics to its global customer base of leading bedding and furniture companies, including fabrics produced at Culp’s manufacturing facilities and fabrics sourced through other suppliers.  Culp has operations located in the United States, Canada, China, and Haiti.

This release contains “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934).  Such statements are inherently subject to risks and uncertainties that may cause actual events and results to differ materially from such statements.  Further, forward looking statements are intended to speak only as of the date on which they are made, and we disclaim any duty to update such statements to reflect any changes in management’s expectations or any change in the assumptions or circumstances on which such statements are based, whether due to new information, future events, or otherwise.  Forward-looking statements are statements that include projections, expectations, or beliefs about future events or results or otherwise are not statements of historical fact.  Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “anticipate,” “estimate,” “intend,” “plan,” “project,” and their derivatives, and include but are not limited to statements about expectations for our future operations, production levels, new product launches, sales, profit margins, profitability, operating income, capital expenditures, working capital levels, income taxes, SG&A or other expenses, pre-tax income, earnings, cash flow, and other performance or liquidity measures, as well as any statements regarding potential acquisitions, future economic or industry trends, public health epidemics, or future developments.  There can be no assurance that the company will realize these expectations, meet its guidance, or that these beliefs will prove correct.

Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions.  Decreases in these economic indicators could have a negative effect on our business and prospects.  Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect us adversely.  The future performance of our business depends in part on our success in conducting and finalizing acquisition negotiations and integrating acquired businesses into our existing operations.  Changes in consumer tastes or preferences toward products not produced by us could erode demand for our products.  Changes in tariffs or trade policy, or changes in the value of the U.S. dollar versus other currencies, could affect our financial results because a significant portion of our operations are located outside the United States.  Strengthening of the U.S. dollar against other currencies could make our products less competitive on the basis of price in markets outside the United States, and strengthening of currencies in Canada and China can have a negative impact on our sales of products produced in those places.  Also, economic and political instability in international areas could affect our operations or sources of goods in those areas, as well as demand for our products in international markets.  The impact of public health epidemics on employees, customers, suppliers, and the global economy, such as the global coronavirus pandemic currently affecting countries around the world, could also adversely affect our operations and financial performance.  In addition, the impact of potential goodwill or intangible asset impairments could affect our financial results.  Finally, increases in market prices for petrochemical products can significantly affect the prices we pay for raw materials, and in turn, increase our operating costs and decrease our profitability.  Further information about these factors, as well as other factors that could affect our future operations or financial results and the matters discussed in forward-looking statements, is included in Item 1A “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission on July 17, 2020, for the fiscal year ended May 3, 2020, and our subsequent periodic reports filed with the Securities and Exchange Commission.  A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur.

CULP Announces Results and Strengthened Liquidity for First Quarter Fiscal 2021

September 2, 2020

CULP, INC.

CONSOLIDATED STATEMENTS OF NET (LOSS) INCOME

FOR THREE MONTHS ENDED AUGUST 2, 2020, AND AUGUST 4, 2019

Unaudited

(Amounts in Thousands, Except for Per Share Data)

	THREE MONTHS ENDED
		Amount		Percent of Sales
	(4)	(4)
	August 2,	August 4,	% Over	August 2,	August 4,
	2020	2019	(Under)	2020	2019
Net sales	$64,464	70,719	(8.8)%	100.0%	100.0%
Cost of sales	(54,563)	(58,307)	(6.4)%	84.6%	82.4%
Gross profit from continuing operations	9,901	12,412	(20.2)%	15.4%	17.6%
Selling, general and administrative expenses	(8,018)	(9,149)	(12.4)%	12.4%	12.9%
Restructuring credit	—	35	(100.0)%	—	0.0%
Income from continuing operations	1,883	3,298	(42.9)%	2.9%	4.7%
Interest expense	(51)	—	100.0%	0.1%	0.0%
Interest income	58	260	(77.7)%	0.1%	0.4%
Other expense	(366)	(95)	285.3%	0.6%	0.1%
Income before income taxes from continuing operations	1,524	3,463	(56.0)%	2.4%	4.9%
Income tax expense (1)	(4,324)	(1,692)	155.6%	283.7%	48.9%
Income from investment in unconsolidated joint venture	67	13	415.4%	0.1%	0.0%
Net (loss) income from continuing operations	(2,733)	1,784	N.M.	(4.2)%	2.5%
Loss before income taxes from discontinued operation (2)	—	(621)	(100.0)%	—	(0.9)%
Income tax benefit (2) (3)	—	11	(100.0)%	—	1.8%
Net loss from discontinued operation (2)	—	(610)	(100.0)%	—	(0.9)%
Net (loss) income	$(2,733)	1,174	N.M.	(4.2)%	1.7%

Net (loss) income from continuing operations per share - basic	$(0.22)	$0.14	N.M.
Net (loss) income from continuing operations per share - diluted	$(0.22)	$0.14	N.M.
Net loss from discontinued operation per share - basic	$—	$(0.05)	(100.0)%
Net loss from discontinued operation per share - diluted	$—	$(0.05)	(100.0)%
Net (loss) income per share - basic	$(0.22)	$0.09	N.M.
Net (loss) income per share - diluted	$(0.22)	$0.09	N.M.
Average shares outstanding-basic	12,287	12,399	(0.9)%
Average shares outstanding-diluted	12,287	12,410	(1.0)%

Notes

(1)	Percent of sales column for income tax expense is calculated as a % of income before income taxes from continuing operations.

(2)	Effective March 31, 2020, we sold our entire ownership of eLuxury, LLC to its noncontrolling interest holder, resulting in the elimination of the home accessories segment at such time.

(3)	Percent of sales column for income tax benefit is calculated as a % of loss before income taxes from discontinued operations.

(4)

See page 11 for our Reconciliation of Selected Income Statement Information to Adjusted Results for the three-month periods ending August 2, 2020 and August 4, 2019, which includes certain adjustments to income tax expense from continuing operations.

CULP Announces Results and Strengthened Liquidity for First Quarter Fiscal 2021

September 2, 2020

CULP, INC.

CONSOLIDATED BALANCE SHEETS

AUGUST 2, 2020, AUGUST 4, 2019, AND MAY 3, 2020

Unaudited

(Amounts in Thousands)

	Amounts
	(Condensed)	(Condensed)			(Condensed)
	August 2,	August 4,	Increase (Decrease)		* May 3,
	2020	2019	Dollars	Percent	2020
Current assets
Cash and cash equivalents	$39,986	44,236	(4,250)	(9.6)%	69,790
Short-term investments - Held-To-Maturity	5,092	—	5,092	100.0%	4,271
Short-term investments - Available for Sale	983	—	983	100.0%	923
Accounts receivable	29,893	23,661	6,232	26.3%	25,093
Inventories	40,402	47,593	(7,191)	(15.1)%	47,907
Current income taxes receivable	782	776	6	0.8%	1,585
Current assets - Discontinued operation	—	3,557	(3,557)	(100.0)%	—
Other current assets	3,547	2,617	930	35.5%	2,116
Total current assets	120,685	122,440	(1,755)	(1.4)%	151,685
Property, plant & equipment, net	42,051	45,475	(3,424)	(7.5)%	43,147
Goodwill	—	13,569	(13,569)	(100.0)%	—
Intangible assets	3,286	3,805	(519)	(13.6)%	3,380
Long-term investments - Rabbi Trust	7,916	7,347	569	7.7%	7,834
Long-term investments - Held-To-Maturity	1,314	—	1,314	100.0%	2,076
Right of use asset	6,443	5,488	955	17.4%	3,903
Noncurrent income taxes receivable	—	733	(733)	(100.0)%	—
Deferred income taxes	593	486	107	22.0%	793
Investment in unconsolidated joint venture	1,759	1,520	239	15.7%	1,602
Long-term note receivable affiliated with discontinued operation	—	1,800	(1,800)	(100.0)%	—
Noncurrent assets - Discontinued operation	—	23,058	(23,058)	(100.0)%	—
Other assets	540	526	14	2.7%	664
Total assets	$184,587	226,247	(41,660)	(18.4)%	215,084
Current liabilities
Line of credit - China operations	$—	—	—	—	1,015
Paycheck Protection Program Loan	—	—	—	—	7,606
Accounts payable - trade	25,746	21,855	3,891	17.8%	23,002
Accounts payable - capital expenditures	333	50	283	566.0%	107
Operating lease liability - current	2,387	2,270	117	5.2%	1,805
Deferred revenue	685	684	1	0.1%	502
Accrued expenses	7,852	8,104	(252)	(3.1)%	5,687
Accrued restructuring costs	—	42	(42)	(100.0)%	—
Current liabilities - Discontinued operation	—	1,431	(1,431)	(100.0)%	—
Income taxes payable - current	613	1,116	(503)	(45.1)%	395
Total current liabilities	37,616	35,552	2,064	5.8%	40,119
Line of credit - U.S. operations	—	—	—	—	29,750
Accrued expenses - long-term	117	333	(216)	(64.9)%	167
Operating lease liability - long-term	4,214	3,081	1,133	36.8%	2,016
Contingent consideration affiliated with discontinued operation	—	5,931	(5,931)	(100.0)%	—
Income taxes payable - long-term	3,591	3,640	(49)	(1.3)%	3,796
Deferred income taxes	5,311	2,543	2,768	108.8%	1,818
Deferred compensation	7,869	7,232	637	8.8%	7,720
Noncurrent liabilities - Discontinued operation	—	3,599	(3,599)	(100.0)%	—
Total liabilities	58,718	61,911	(3,193)	(5.2)%	85,386
Shareholders' equity
Shareholders' equity attributable to Culp Inc.	125,869	160,146	(34,277)	(21.4)%	129,698
Non-controlling interest - Discontinued Operation	-	4,190	(4,190)	(100.0)%	—
	125,869	164,336	(38,467)	(23.4)%	129,698
Total liabilities and shareholders' equity	$184,587	226,247	(41,660)	(18.4)%	215,084
Shares outstanding	12,292	12,405	(113)	(0.9)%	12,285

* Derived from audited financial statements.

CULP Announces Results and Strengthened Liquidity for First Quarter Fiscal 2021

September 2, 2020

CULP, INC.

SUMMARY OF CASH, INVESTMENTS, AND DEBT

AUGUST 2, 2020, AUGUST 4, 2019, AND MAY 3, 2020

Unaudited

(Amounts in Thousands)

	Amounts
	August 2,	August 4,	May 3,
	2020	2019	2020*
Cash and Investments
Cash and cash equivalents	$39,986	$44,236	$69,790
Short-term investments - Available for Sale	983	—	923
Short-term investments - Held-To-Maturity	5,092	—	4,271
Long-term investments - Held-To-Maturity	1,314	—	2,076
Total Cash and Investments	$47,375	$44,236	$77,060

Debt
Line of credit - China operations	$—	$—	$1,015
Paycheck Protection Program Loan	—	—	7,606
Line of credit - U.S. operations	—	—	29,750
Total debt	$—	$—	$38,371
Net Cash Position	$47,375	$44,236	$38,689

* Derived from audited financial statements.

CULP Announces Results and Strengthened Liquidity for First Quarter Fiscal 2021

September 2, 2020

CULP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED AUGUST 2, 2020, AND AUGUST 4, 2019

Unaudited

(Amounts in Thousands)

	THREE MONTHS ENDED
	Amounts
	August 2,	August 4,
	2020	2019
Cash flows from operating activities:
Net (loss) income	$(2,733)	$1,174
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	1,822	1,905
Amortization	118	176
Stock-based compensation	126	154
Deferred income taxes	3,693	(662)
Gain on sale of property, plant, and equipment	—	(17)
Income from investment in unconsolidated joint venture	(67)	(13)
Foreign currency exchange loss (gain)	154	(47)
Changes in assets and liabilities:
Accounts receivable	(4,757)	(375)
Inventories	7,592	(25)
Other current assets	(1,254)	161
Other assets	(24)	111
Accounts payable	2,544	(1,468)
Deferred revenue	183	285
Accrued expenses and deferred compensation	2,377	222
Accrued restructuring costs	—	(82)
Income taxes	807	524
Net cash provided by operating activities	10,581	2,023
Cash flows from investing activities:
Capital expenditures	(500)	(935)
Proceeds from the sale of property, plant, and equipment	—	209
Investment in unconsolidated joint venture	(90)	—
Proceeds from the sale of short-term investments (Held to Maturity)	350	5,000
Purchase of short-term and long-term investments (Held to Maturity)	(423)	—
Purchase of short-term investments (Available for Sale)	(34)	—
Proceeds from the sale of long-term investments (Rabbi Trust)	39	—
Purchase of long-term investments (Rabbi Trust)	(78)	(259)
Net cash (used in) provided by investing activities	(736)	4,015
Cash flows from financing activities:
Payments associated with lines of credit	(30,772)	—
Payments associated with Paycheck Protection Program Loan	(7,606)	—
Proceeds from subordinated loan payable associated with the noncontrolling interest of discontinued operation	—	250
Cash paid for acquisition of business	—	(763)
Dividends paid	(1,291)	(1,241)
Common stock surrendered for withholding taxes payable	—	(44)
Capital contribution associated with the noncontrolling interest of discontinued operation	—	40
Payments of debt issuance costs	(15)	—
Net cash used in financing activities	(39,684)	(1,758)
Effect of exchange rate changes on cash and cash equivalents	35	(52)
(Decrease) increase in cash and cash equivalents	(29,804)	4,228
Cash and cash equivalents at beginning of year	69,790	40,008
Cash and cash equivalents at end of period	$39,986	$44,236
Free Cash Flow (1)	$9,987	$986

CULP Announces Results and Strengthened Liquidity for First Quarter Fiscal 2021

September 2, 2020

Culp, Inc.

Reconciliation of Free Cash Flow

For the Three Months Ended August 2, 2020, and August 4, 2019

Unaudited

(Amounts in thousands)

(1) Free Cash Flow reconciliation is as follows:
	FY 2021	FY 2020
A) Net cash provided by operating activities	$10,581	2,023
B) Minus: Capital Expenditures	(500)	(935)
C) Plus: Proceeds from the sale of property, plant, and equipment	—	209
D) Minus: Investment in unconsolidated joint venture	(90)	—
E) Plus: Proceeds from the sale of long-term investments (Rabbi Trust)	39	—
F) Minus: Purchase of long-term investments (Rabbi Trust)	(78)	(259)
G) Effects of exchange rate changes on cash and cash equivalents	35	(52)
Free Cash Flow	$9,987	986

CULP Announces Results and Strengthened Liquidity for First Quarter Fiscal 2021

September 2, 2020

CULP, INC.

STATEMENTS OF OPERATIONS BY SEGMENT

FOR THE THREE MONTHS ENDED AUGUST 2, 2020, AND AUGUST 4, 2019

Unaudited

(Amounts in thousands)

	THREE MONTHS ENDED
	Amounts			Percent of Total Sales
	August 2,	August 4,	% Over	August 2,	August 4,
Net Sales by Segment	2020	2019	(Under)	2020	2019
Mattress Fabrics	$36,103	38,859	(7.1)%	56.0%	54.9%
Upholstery Fabrics	28,361	31,860	(11.0)%	44.0%	45.1%
Net Sales	$64,464	70,719	(8.8)%	100.0%	100.0%

Gross Profit from Continuing
Operations by Segment				Gross Profit Margin
Mattress Fabrics	$4,608	5,691	(19.0)%	12.8%	14.6%
Upholstery Fabrics	5,293	6,721	(21.2)%	18.7%	21.1%
Gross Profit From Continuing Operations	$9,901	12,412	(20.2)%	15.4%	17.6%

Selling, General and Administrative Expenses
by segment				Percent of Sales
Mattress Fabrics	$2,763	3,071	(10.0)%	7.7%	7.9%
Upholstery Fabrics	3,180	3,846	(17.3)%	11.2%	12.1%
Unallocated Corporate expenses	2,075	2,232	(7.0)%	3.2%	3.2%
Selling, General and Administrative Expenses	$8,018	9,149	(12.4)%	12.4%	12.9%

Income from Continuing Operations
by Segment				Operating Income Margin
Mattress Fabrics	$1,845	2,620	(29.6)%	5.1%	6.7%
Upholstery Fabrics	2,113	2,875	(26.5)%	7.5%	9.0%
Unallocated corporate expenses	(2,075)	(2,232)	(7.0)%	(3.2)%	(3.2)%
Subtotal	1,883	3,263
Restructuring credit	—	35	(100.0)%	0.0%	0.0%
Income From Continuing Operations	$1,883	3,298	(42.9)%	2.9%	4.7%

Depreciation Expense by Segment
Mattress Fabrics	$1,631	1,620	0.7%
Upholstery Fabrics	191	190	0.5%
Discontinued Operation	-	95	(100.0)%
Depreciation Expense	$1,822	1,905	(4.4)%

CULP Announces Results and Strengthened Liquidity for First Quarter Fiscal 2021

September 2, 2020

CULP, INC.

RECONCILIATION OF SELECTED INCOME STATEMENT INFORMATION TO ADJUSTED RESULTS

FOR THE THREE MONTHS ENDED AUGUST 2, 2020, AND AUGUST 4, 2019

	THREE MONTHS ENDED (UNAUDITED)
	As		August 2,	As		August 4,
	Reported		2020	Reported		2019
	August 2,		Adjusted	August 4,		Adjusted
	2020	Adjustments	Results	2019	Adjustments	Results
Income before income taxes from continuing operations	$1,524	—	1,524	$3,463	—	3,463

Income tax expense (1) (2)	(4,324)	3,691	(633)	(1,692)	229	(1,463)

Income from investment in unconsolidated joint venture	67	—	67	13	—	13

(Loss) income from continuing operations	$(2,733)	3,691	958	$1,784	229	2,013

Net (loss) income from continuing operations per share - basic	$(0.22)		$0.08	$0.14		$0.16
Net (loss) income from continuing operations per share - diluted	$(0.22)		$0.08	$0.14		$0.16
Average shares outstanding-basic	12,287		12,287	12,399		12,399
Average shares outstanding-diluted	12,287		12,294	12,410		12,410

(1)

The $3.7 million adjustment represents a $7.2 million non-cash income tax charge to record a full valuation allowance against the company’s U.S. net deferred income tax assets, partially offset by a $3.5 million non-cash income tax benefit resulting from the re-establishment of certain U.S. Federal net operating loss carryforwards in connection with U.S. Treasury regulations enacted during our first quarter regarding Global Intangible Low Taxed Income (“GILTI”) tax provisions of the Tax Cuts and Jobs Act of 2017.

(2)	The $229,000 adjustment represents our estimated GILTI tax incurred through our first quarter of fiscal 2020.

CULP Announces Results and Strengthened Liquidity for First Quarter Fiscal 2021

September 2, 2020

CULP, INC.

CONSOLIDATED STATEMENTS OF ADJUSTED EBITDA

FOR THE TWELVE MONTHS ENDED AUGUST 2, 2020, AND AUGUST 4, 2019

Unaudited

(Amounts in Thousands)

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Trailing 12 Months
	November 3,	February 2,	May 3,	August 2,	August 2,
	2019	2020	2020	2020	2020
Net income (loss)	$2,192	$(4,207)	$(27,825)	$(2,733)	$(32,573)
Loss before income taxes from discontinued operations	441	7,824	8,698	-	16,963
Income tax expense (benefit) from continuing operations	1,930	(973)	704	4,324	5,985
Interest income, net	(237)	(258)	(37)	(7)	(539)
Asset impairments from continuing operations	—	—	13,712	—	13,712
Restructuring credit and related charges	—	(35)	—	—	(35)
Depreciation expense - continuing operations	1,893	1,891	1,882	1,822	7,488
Amortization expense - continuing operations	102	102	117	118	439
Stock based compensation	313	364	(199)	126	604
Adjusted EBITDA	$6,634	$4,708	$(2,948)	$3,650	$12,044
% Net Sales	9.5%	6.9%	(6.2)%	5.7%	4.8%

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Trailing 12 Months
	October 28,	January 27	April 28,	August 4,	August 4,
	2018	2019	2019	2019	2019
Net income (loss)	$2,944	$3,060	$(1,511)	$1,174	$5,667
(Income) loss before income taxes from discontinued operations	(37)	313	477	621	1,374
Income tax expense from continuing operations	1,270	1,274	3,091	1,692	7,327
Interest income, net	(141)	(259)	(221)	(260)	(881)
Restructuring credit and related charges	(791)	340	—	(35)	(486)
Other non-recurring charges	249	429	500	—	1,178
Depreciation expense - continuing operations	1,949	1,934	1,933	1,810	7,626
Amortization expense - continuing operations	140	126	113	101	480
Stock based compensation	395	479	(243)	154	785
Adjusted EBITDA	$5,978	$7,696	$4,139	$5,257	$23,070

% Net Sales	8.3%	10.5%	6.2%	7.4%	8.1%

% Over (Under)	11.0%	(38.8)%	(171.2)%	(30.6)%	(47.8)%

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